Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI increases First quarter 2020 outlook

San Jose, Calif. (March 10, 2020) – Xperi Corporation (Nasdaq: XPER) (the “Company”) today announced it is raising its first quarter 2020 billings outlook as follows:

	Revised Outlook	Prior Outlook
	Q1 2020	Q1 2020
Billings	$108M -110M	$100M-104M

“In addition to raising our first quarter billings outlook today, we have improved visibility in our 2020 billings outlook for the IP licensing business as we have eliminated any uncontracted IP billings risk for the remainder of the year,” said Robert Andersen, chief financial officer of Xperi.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s billings guidance. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; the impact to our business from the coronavirus; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; pricing trends, including the Company's ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands DTS, IMAX Enhanced, HD Radio, and Invensas, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, automotive, broadcast, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Xperi Investor Contact:

Geri Weinfeld, Vice President Investor Relations

+1 818-436-1231

IR@xperi.com

Xperi Media Contact:

Stacy Roughan, Director Corporate Communications

+1 818-436-1086

media@xperi.com

SOURCE: XPERI CORP

XPER-E

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